                                                                   Exhibit 10.15

                                 THE 3DO COMPANY

                                    FORM OF

                          REGISTRATION RIGHTS AGREEMENT

                                TABLE OF CONTENTS

                                                                                       Page
SECTION 1 REGISTRATION RIGHTS; RESTRICTIONS ON TRANSFERABILITY ......................... 1

    1.1      Certain Definitions ....................................................... 1
    1.2      Restrictions .............................................................. 2
    1.3      Restrictive Legend ........................................................ 2
    1.4      Notice of Proposed Transfers .............................................. 3
    1.5      Company Registration ...................................................... 3
    1.6      Expenses of Registration .................................................. 4
    1.7      Nasdaq National Market Listing ............................................ 5
    1.8      Indemnification ........................................................... 5
    1.9      Information by Holder ..................................................... 7
    1.10     Rule 144 Reporting ........................................................ 7
    1.11     Transfer of Registration Rights ........................................... 7
    1.12     Termination of Rights ..................................................... 7
    1.13     Market Stand-off Agreement ................................................ 7

SECTION 2 MISCELLANEOUS ................................................................ 8

    2.1      Successors and Assigns .................................................... 8
    2.2      Third Parties ............................................................. 8
    2.3      Governing Law ............................................................. 8
    2.4      Counterparts .............................................................. 8
    2.5      Notices ................................................................... 8
    2.6      Severability .............................................................. 8
    2.7      Amendment and Waiver ...................................................... 9
    2.8      Delays or Omissions ....................................................... 9
    2.9      Attorneys' Fees ........................................................... 9
    2.10     Headings .................................................................. 9
    2.11     Entire Agreement .......................................................... 9
    2.12     Further Assurances ........................................................ 9

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the 9th day of October, 2001 by The 3DO Company, a Delaware corporation (the "Company"), and _____________ (the "Investor").

                                    RECITALS

     WHEREAS, the Company desires the Investor to purchase shares of the Company's Common Stock pursuant to that certain Stock Purchase Agreement of even date herewith;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

                                    SECTION 1

                              REGISTRATION RIGHTS;
                         RESTRICTIONS ON TRANSFERABILITY

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Holder" shall mean any person entering into this Agreement with the Company or holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.11 hereof.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities" means the Shares; provided, however, that the Shares shall only be treated as Registrable Securities if and so long as they have not been (x) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (y) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

     "Registration Expenses" shall mean all reasonable expenses incurred by the Company in complying with Sections 1.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and all reasonable fees and disbursements of one special counsel for all of the Holders who elect to include their Registrable Securities in any such registration up to a maximum of $10,000.

     "Restricted Securities" shall mean the Shares required to bear the legend set forth in Section 1.3 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of special counsel for the Holders (as limited by Section 1.6).

     "Shares" shall mean the shares of Common Stock of the Company (x) purchased by the Investor pursuant to the Stock Purchase Agreement of even date herewith and (y) issued or issuable upon exercise of the Warrant.

     "Warrant" shall mean the warrant issued pursuant to the Stock Purchase Agreement of even date herewith to purchase up to _________ shares of the Common Stock of the Company.

     1.2 Restrictions. The Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investor will cause any proposed purchaser, assignee, transferee or pledgee of the Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     1.3 Restrictive Legend. Each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

              "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH

         SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

              "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AGREEMENTS BETWEEN THE COMPANY AND THE ORIGINAL STOCKHOLDER, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

     Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

     1.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (a) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (b) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (c) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (x) in any transaction in compliance with Rule 144, (y) in any transaction in which a Holder which is a corporation distributes Restricted Securities solely to its majority owned subsidiaries or affiliates for no consideration, or (z) in any transaction in which a Holder which is a partnership distributes Restricted Securities solely to partners thereof for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 1. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in this Section 1, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.

     1.5 Company Registration.

         (a) Notice of Registration. The Company intends to file a S-3 Shelf Registration Statement on or before October 24, 2001 to cover the shares to be issued by this Purchase

Agreement. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a merger, acquisition or exchange, or (iii) a registration relating to convertible debt transaction, the Company will:

               (i)  promptly give to the Holders written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Company by any Holder.

           (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration, as the case may be). Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines in its sole discretion that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities owned by each participating Holder) entitled to be included in such registration; but in no event shall the amount of securities of the participating Holders included in the offering be reduced below 25% of the total amount of securities included in such offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the date of the final prospectus included in the registration statement relating thereto.

           (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.5 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

     1.6 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Section 1.5 (other than expenses in excess of $10,000 of any special audit required in connection with a registration pursuant to Section 1.5, which shall be borne by the

Holders of Registrable Securities pro rata on the basis of the number of shares to be registered) shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

     1.7 Nasdaq National Market Listing. Upon a registration initiated by the Company under Section 1.5 being declared effective by the Commission, the Company shall cause immediately thereafter all such Registrable Securities registered thereunder to be listed on the Nasdaq National Market.

     1.8  Indemnification.

          (a) The Company will indemnify each Holder, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 1, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any state securities laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided however that in no event shall any indemnity under this Section 1.8(b) exceed the net proceeds from the offering received by such Holder.

          (c) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to a party entitled to indemnification under this Section 1.8 (the "Indemnified Party") with respect to any loss, liability, claim, damage or expense referred to herein, then the party required to provide indemnification (the "Indemnifying Party"), in lieu of indemnifying such Indemnified Party hereunder, instead shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (d) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain its own separate counsel with the reasonable fees and expenses to be paid by the Indemnifying Party if the Indemnified Party reasonably determines that representation of such Indemnified Party would be appropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

     1.9 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its commercially reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.11 Transfer of Registration Rights. The rights in connection with the Company's registration of securities granted to Holders under Section 1.5 may only be assigned to (i) an affiliate or wholly owned subsidiary of the Holder;
(ii) an acquiror of at least 100,000 Registrable Securities; or (iii) an acquiror of all of the Holder's Shares; provided that written notice of such assignment is given to the Company and such assignee agrees to be bound by the provisions of this Section 1.

     1.12 Termination of Rights. The rights of any particular Holder under
Section 1 shall terminate on the earlier of the first anniversary of the date of this Agreement and the date when the Holder can sell all of its Registrable Securities pursuant to Rule 144 or similar or successor Rule in any single 90-day period.

     1.13 Market Stand-off Agreement. Each Holder agrees in connection with an underwritten public offering of the Company's securities where Holder's Registrable Securities are registered (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, pledge, hypothecate, limit such Holder's market risk regarding or otherwise directly or indirectly dispose of any Registrable Securities (other than those included in the registration) or other capital stock of the Company or securities exchangeable or convertible into capital stock of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days from the date of the final prospectus used in such registration) as may be requested by the Company or such managing underwriters, and to enter into a lock-up agreement in customary form with such underwriters providing for restrictions approved by the Company's board of directors provided that all officers and directors of the Company are bound by and have entered into similar agreements.

                                   SECTION 2

                                  MISCELLANEOUS

     2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, executors and administrators and permitted transferees of the parties hereto.

     2.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     2.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements entered into and performed in the State of Delaware solely by residents thereof without reference to principles of conflicts of laws or choice of laws.

     2.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.5 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four
(4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

     2.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

     2.7 Amendment and Waiver. Any provision of this Agreement may be amended with the written consent of the Company and the Holders of at least a majority of the outstanding shares of the Registrable Securities.

     2.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     2.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     2.10 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

     2.11 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, correspondence, agreements, understandings, duties or obligations among the parties with respect to the subject matter hereof.

     2.12 Further Assurances. From and after the date of this Agreement, upon the request of a party, the other parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



COMPANY

THE 3DO COMPANY



By:  /S/ James Alan Cook
     ----------------------------------------
     James Alan Cook
     Executive Vice President and Secretary

                   [Investor Rights Agreement Signature Page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:




__________________________


                   [Investor Rights Agreement Signature Page]